Item 77 Q(1)(a) - TVT

Material Amendments to the Registrants Declaration of Trust and By-Laws Registrants Amended and Restated Declaration of Trust dated
February 24, 2016 and Registrants Amended and Restated By-Laws dated
 May 18, 2016 are incorporated herein by reference to Exhibit (a)(2) and (b), respectively, to Post-Effective Amendment No. 30 to
Registrants Registration Statement filed on May 19, 2016, accession number: 0001628280-16-016508.